                                                                   EXHIBIT 10.35

                                 CONFIDENTIAL
                                 ------------
                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                    ---------------------------------------

     This Settlement Agreement and Mutual Release (hereinafter "Agreement"), effective April 21, 1999, is made and entered into by and between WACOM CO., LTD., a corporation organized and existing under the laws of Japan, having its principal place of business at Otone-machi, Kitasaitomo-gun, Saitama, Japan, and WACOM TECHNOLOGY CORP., a California corporation having its principal place of business at 1311 S.E. Cardinal Ct., Vancouver, WA 98683 (hereinafter collectively "Wacom"), and CALCOMP, INC., a California corporation having its principal place of business at 2411 W. La Palma Ave., Anaheim, CA 92801 (hereinafter "CalComp").

     WHEREAS, on October 14, 1997, Wacom filed suit against CalComp in the United States District Court for the Central District of California, captioned Wacom Co., Ltd. & Wacom Technology Corp. v. CalComp, Inc., Civil Action No. SA CV 97-814 AHS (EEx) (hereinafter "the Lawsuit"), for, inter alia, infringement of Wacom's patents and trademark, and sought, inter alia, damages and injunctive relief under federal law;

     WHEREAS, on January 15, 1999, CalComp Technology, Inc. (hereinafter "CalComp Technology") announced its intention to conduct an orderly shutdown of its operations and to liquidate its assets;

     WHEREAS, all parties to this Agreement desire to settle the Lawsuit and all issues associated with or relating to the Lawsuit on an amicable basis to fully and finally resolve their differences, and to avoid the occurrence of additional costs and expenses in litigation.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants herein contained, the parties agree as follows:

     1. Simultaneous with the execution of this Agreement, the parties shall also execute the "Consent Judgment" which the parties shall file with the Court within three (3) days of execution of this Agreement. The Consent Judgment, which sets forth the further rights and obligations of the parties, is attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

     2. CalComp shall pay to Wacom the sum of one hundred thousand dollars ($100,000) U.S. by wire transfer made payable and delivered as directed by counsel for Wacom simultaneously with the delivery of the executed Consent Judgment. Subject to the provisions of the release as set forth in Paragraph 7 of this Agreement, this amount is not an accord and satisfaction as to the quantum of damages suffered by Wacom on account of the infringement. This payment is expressly understood as not being representative of a reasonable royalty nor of the profits lost by Wacom on account of the infringement of its patents and trademark.

     3. The parties agree that the terms of this Agreement shall remain confidential, and neither party shall disclose the terms of this Agreement to any third party (not including a corporate affiliate, parent, or subsidiary) without prior written consent from the other party, except for the following disclosures, for which such consent need neither be sought nor obtained:

          a. To outside accountants, financial advisors, or other persons or entities as is necessary to accomplish a legitimate business purpose;
          b.  As required by order of a Court of competent jurisdiction;
          c.  As required by law or by any tax return preparer;
          d. For purposes of enforcing the intellectual property rights of the party;
          e.  To Lockheed Martin Corporation (hereinafter "Lockheed");
          f. In connection with filings with the U.S. Securities and Exchange Commission; or

          g. For purposes of a single, brief Press Release, which shall state as follows:

     April 27, 1999 - Wacom Co., Ltd., Wacom Technology Corporation, and CalComp, Inc. announced today that they have settled their suit for infringement of Wacom patents and a trademark arising from CalComp's sale of the UltraSlate, Creation Station, and Design Station electronic digitizer products. As part of the settlement, CalComp acknowledged the validity, enforceability, and infringement of the patents and Wacom's UltraPen trademark. In addition, CalComp paid to Wacom an undisclosed amount and was permanently enjoined from further sales of those products. No further information is available.

     4. The United States District Court for the Central District of California shall retain jurisdiction over the parties and subject matter with respect to enforcement of the Consent Judgment.

     5. The Consent Judgment shall be final and conclude the litigation between the parties. No appeal shall be taken from the Consent Judgment.

     6. All of the provisions of this Agreement will be deemed to have been drafted jointly by both of the parties hereto, with each party equally responsible for the choice of words and form of this Agreement.

     7. The parties herein forever release, discharge, and acquit one another, their respective principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, and attorneys from any and all claims, demands, liabilities, damages, attorneys' fees, and court costs whatsoever arising out of any of the products manufactured, offered for sale, sold, or distributed by CalComp at any time, the subject matter of the Lawsuit, or any claim which could be raised as a compulsory counterclaim in the Lawsuit. For purposes of this Paragraph, the subject matter of the Lawsuit refers to the subject matter addressed in the allegations of the Complaint (filed October 14, 1987) and the Answer and Counterclaims (filed October 30,
1997). This release, discharge, and acquit by Wacom expressly includes not only CalComp, but also includes (1) CalComp Technology, and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, and attorneys;
(2) Lockheed, and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, and attorneys; and
(3) any of CalComp's, CalComp Technology's, or Lockheed's pre-January 31, 1999 customers, sales representatives, or distributors. This release, discharge, and acquit by Wacom expressly excludes GTCO Corporation, a/k/a GTCO CalComp Corporation (hereinafter "GTCO"), and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, and attorneys.

     8. This Agreement shall apply to all unknown and unanticipated claims and damages released hereby, and the parties expressly waive and relinquish any and all rights and benefits which they may have under the provisions of Section 1542 of the California Civil Code which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     9. The failure of any party to enforce a clause of this Agreement from time to time shall not constitute a waiver of any other provision of this Agreement or of any subsequent breach of the same provision of this Agreement, unless such waiver is in writing and signed by the other party. Any such written waiver relating to one provision of this Agreement shall not constitute a waiver of any other provision.

     10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, and the parties agree that it is executed and delivered in that state.

     11. This Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, attorneys, and all successors in interest. This provision expressly includes not only Wacom and CalComp, but also includes
(1) CalComp Technology, and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, attorneys, and all successors in interest; (2) Lockheed, and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, attorneys, and all successors in interest; and (3) any of CalComp's, CalComp Technology's, or Lockheed's pre-January 31, 1999 customers, sales representatives, or distributors. This provision expressly excludes GTCO, and its principals, affiliates, subsidiaries, predecessors, successors, assigns, officers, directors, shareholders, partners, employees, representatives, heirs, administrators, executors, agents, attorneys, and all successors in interest.

     12. This Agreement, including Exhibit A, contains the entire understanding and agreement of the parties with respect to the subject matter hereof; no change or modification to this Agreement shall be effective unless in writing signed by the party against which or whom enforcement of such charge or modification is sought.

     13. Each person signing this Agreement on behalf of a corporation represents and warrants that he or she has the authority to do so to bind such party to the terms hereof.

     14. The holding by a Court of competent jurisdiction of any term or condition herein as being void, invalid, inoperative, or unenforceable shall not affect any other term or provision and the remainder of this Agreement shall be fully effective.

     IN WITNESS HEREOF, the parties have caused this Agreement to executed and made effective as of April 21, 1999.

                                                  WACOM CO., LTD.


Dated: ______________________            By:_______________________________


                                               _________________________________
                                               Name

                                               _________________________________
                                               Title




                                                  WACOM TECHNOLOGY CORP.


Dated: ______________________            By:_______________________________


                                               _________________________________
                                               Name

                                               _________________________________
                                               Title




                                                  CALCOMP, INC.


Dated: ______________________            By:_______________________________


                                               _________________________________
                                               Name

                                               _________________________________
                                               Title

APPROVED AS TO CONTENT AND FORM:

KNOBBE, MARTENS, OLSON & BEAR, LLP


By:________________________________         Date:_____________________________
   Don W. Martens
   Joseph R. Re
   Brenton R. Babcock
   Stephen M. Lobbin
Attorneys for Defendant/Counterclaimant
CALCOMP, INC.



LINIAK, BERENATO, LONGACRE & WHITE, LLC


By:________________________________         Date:_____________________________
   Joseph W. Berenato, III
   Joseph A. Rhoa
Attorneys for Plaintiffs/Counterdefendants
WACOM CO., LTD. and WACOM TECHNOLOGY CORP.



CALCOMP\SETTLE5
CALCOML.008L
042899